UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 February 24, 2005



                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)



           Hawaii                          0-565                99-0032630
           ------                          -----                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
-------------------------------   ------------------------   ----------------
       incorporation)                                        Identification No.)
       --------------                                        -------------------




                        822 Bishop Street, P. O. Box 3440
                             Honolulu, Hawaii 96801
                             ----------------------
              (Address of principal executive offices and zip code)


                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)

Item 1.01  Entry into a Material Definitive Agreement
-----------------------------------------------------

         On February 24, 2005, the Board of Directors of Matson Navigation Company, Inc. ("Matson"), a wholly-owned subsidiary of Alexander & Baldwin, Inc., approved Matson's entry into two shipbuilding contracts with Kvaerner Philadelphia Shipyard, Inc. ("Kvaerner"), each dated February 14, 2005 and amended February 18, 2005. Under these agreements, Matson will purchase two containerships from Kvaerner at a cost of $144.4 million each. The cost is expected to be funded with the Capital Construction Fund, surplus cash, and external borrowings. The first ship is expected to be delivered in June 2005, with the second ship in May 2006. Payment in full is required upon the delivery of each ship. Matson has the right to assign the agreements to a third party. Matson expects that any such assignment would be made in conjunction with its time chartering the use of such vessels.

         In addition, on February 24, 2005, the Matson Board approved Matson's entry into a right of first refusal agreement with Kvaerner, dated February 14, 2005, which provides that, after the second containership is delivered to Matson, Matson has the right of first refusal to purchase each of the next four containerships of similar design built by Kvaerner that are deliverable before June 30, 2010. Matson may either exercise its right of first refusal and purchase the ship at an eight percent discount from a third party's proposed contract price, or decline to exercise its right of first refusal and be paid by Kvaerner eight percent of such price. Notwithstanding the above, if Matson and Kvaerner agree to a construction contract for a vessel of similar design for delivery before June 30, 2010, Matson shall receive an eight percent discount.

Item 8.01 Other Events
----------------------

         On February 24, 2005, both Alexander & Baldwin, Inc. and Matson issued press releases regarding the ship purchases described in Item 1.01 of this Form 8-K. The press releases are filed herewith as Exhibits 99.1, 99.2 and 99.3, and are incorporated herein by reference. Additionally, a web-cast was held on February 25, 2005 that discussed the three press releases.

         Matson will replace the existing Guam service with an integrated Hawaii/Guam/China service beginning in February 2006. The service will employ three existing Matson containerships along with two new containerships to be purchased from the Kvaerner Philadelphia Shipyard in a five-ship string that carries cargo to Honolulu from the U.S. West Coast, continues to Guam and then on to China. In China, the vessels will be loaded with eastbound cargo destined for the U.S. West Coast. This service will be unique among trans-Pacific services because it will combine a secure and growing base of westbound freight to Hawaii and Guam with eastbound freight from the robust Asia market. This strategy also involves re-deploying into the Hawaii service three C-9 class vessels that currently serve Guam. The Hawaii service will benefit from this change due to fuel economies, increased cargo capacity and a deferral of expenditures for vessel replacement.

         The new Hawaii/Guam/China service will bring many operational benefits as described above, and is expected, in the long term, to present greater earnings potential than the present Guam service. The new service will, however, require a large capital investment, currently estimated at about $365
million.   This includes $289 million for the new  vessels, $26 million for other vessel-related costs and $50 million to acquire additional containers and to make terminal improvements. The Company expects that about $210 million of the total investment will be financed with new borrowing. Matson also will face a start-up period in the trans-Pacific eastbound trade as it makes the operational transition to a new fleet deployment, establishes a marketing organization and builds customer relationships. As with any new service, the duration and economics of the start-up period are difficult to estimate and depend on factors both within and outside the control of Matson including eastbound rate levels and growth in China-US trade. The anticipated reduction in operating profit in 2006 resulting from this operational transition is expected to be in the range of $20-25 million. This earnings gap would be expected to narrow significantly in subsequent years, with the earnings of the new service eventually exceeding the current Guam service. These figures do not reflect the impact of general market growth trends and cost reduction, business growth, and yield management initiatives separate from the Guam service, all of which would be expected to enhance earnings. Additionally, in 2006, the Company will incur interest expense in the range of approximately $12 million as a result of these capital expenditures.

         Following the announcements regarding the new service and the Company's planned purchase of the two new ships, Standard & Poor's issued a research bulletin reaffirming the Company's A-/Stable rating.

         Statements in this Current Report on Form 8-K that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, overall economic conditions, failure or delay in acquiring the subject vessels, the cost and availability of resources needed to start a replacement service, and the pace and uncertainty in developing new shipping markets. These forward-looking statements are not guarantees of future performance. This Current Report on Form 8-K should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

(c)  Exhibits

     99.1  Press Release of Alexander & Baldwin, Inc., dated February 24, 2005.

     99.2 Press Release of Matson Navigation Company, Inc., dated February 24, 2005.

     99.3  Press Release of Alexander & Baldwin, Inc., dated February 24, 2005.



                                 SIGNATURE
                                 ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 25, 2005


                                     ALEXANDER & BALDWIN, INC.


                                     /s/ Christopher J. Benjamin
                                     ---------------------------------
                                     Christopher J. Benjamin
                                     Vice President and Chief Financial Officer